Exhibit 99.1

Unigene Reports Top-Level Results on Phase III Study of Oral Calcitonin in Osteoarthritis Patients

BOONTON, N.J., Oct 21, 2010 (BUSINESS WIRE) - Unigene Laboratories, Inc. (OTCBB: UGNE, http://www.unigene.com) announced today that Novartis has released information on the first of two studies on oral calcitonin for the treatment of osteoarthritis conducted by its license partner Nordic Bioscience. The recently completed Study 2301, which assesses the safety and efficacy of oral calcitonin in the treatment of knee osteoarthritis, had three co-primary endpoints. Top-level results indicate that the study did not meet the first of three co-primary endpoints, joint space width narrowing. Results from the other two co-primary endpoints indicated clinical efficacy related to symptom modification (WOMAC scale for pain and function). MRI analyses suggested an effect on cartilage.

Novartis and its license partner Nordic Bioscience will continue to work together to further analyze and evaluate the results of this study and determine the appropriate next steps. More detailed information on this clinical trial program will be shared appropriately as it is made available to Unigene from its license partner Novartis.

The second two-year, Phase III Study 2302, which also assesses safety and efficacy of oral calcitonin in patients with osteoarthritis of the knee, is currently ongoing.

Novartis and Nordic Bioscience also have confirmed that a concurrent three-year Phase III study 2303 of oral calcitonin for the treatment of osteoporosis is proceeding as planned.

Novartis has a worldwide license to produce recombinant calcitonin under Unigene's patented E. coli manufacturing technology. Calcitonin manufactured under the Unigene license is currently being used for all three of the oral calcitonin studies being conducted by Novartis and Nordic Bioscience. The commercial products also will use calcitonin manufactured with Unigene’s licensed process. Unigene’s Chief Executive Officer Ashleigh Palmer commented that “Unigene continues to be positive about the potential of calcitonin for the treatment of osteoporosis and osteoarthritis. Unigene is eligible to receive milestones and royalties on the sale of the Novartis calcitonin product for both indications. We anticipate that the launch of oral calcitonin would be a significant revenue driver for the Company.”

About Unigene

Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence encompasses extensive intellectual property covering delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence assets include proprietary oral and nasal peptide delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Unigene’s technologies have extensive clinical and partner validation. The Company’s first product to market, Fortical®, a nasal calcitonin product, received FDA approval in 2005 and is marketed in the U.S. by Upsher-Smith for the treatment of postmenopausal osteoporosis. Pivotal clinical programs include an oral calcitonin licensed to Tarsa Therapeutics, now in Phase 3 testing for the treatment of osteoporosis. Other validating relationships include an oral parathyroid hormone nearing Phase 2 and licensed to GlaxoSmithKline. In addition, Unigene has a manufacturing license agreement with Novartis, which recently completed a Phase 3 study of oral calcitonin for the treatment of osteoarthritis of the knee and is completing two additional Phase 3 studies of oral calcitonin for the treatment of osteoporosis and osteoarthritis.

For more information about Unigene, please visit http://www.unigene.com . For information about Fortical, please visit http://www.fortical.com .

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including with respect to clinical studies of one of our licensees. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

Contacts:

Unigene Laboratories, Inc.
William Steinhauer
VP of Finance
973-265-1100

or

Burns McClellan
Justin Jackson (media)
212-213-0006
jjackson@burnsmc.com

or

Michelle Szwarcberg (media)
212-213-0006
mszwarcberg@burnsmc.com